UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Affinity Mediaworks Corp., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Affinity Mediaworks Corp., Inc.		CONTROL ID:
REQUEST ID:

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PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/AFFW and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of materials available to you on the Internet. We encourage you to access and review all of the important information contained in the materials. the Proxy statement is available at: https://www.iproxydirect.com/index.php/AFFW

If you want to receive a paper copy of the materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before April 30, 2015.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. We are not soliciting proxies for this information statement.

The purposes of this meeting are as follows:

1.    The Company’s effectuation of a reverse split of its common stock on a 1,000:1 basis; and
2.    The Company’s conversion from a Nevada corporation to a Maryland corporation, pursuant to conversion statutes under the Nevada Revised Statutes and the Maryland General Corporation Law (the “Maryland Conversion”).

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials are available on the Internet. Follow the instructions below to view the materials and vote or request printed copies.

Please note – This is not a Proxy Card - you cannot vote by returning this card, we are not asking you for a proxy, and you are requested not to send us a proxy

Affinity Mediaworks Corp., Inc.
SHAREHOLDER SERVICES
500 Perimeter Park Drive Suite D
Morrisville NC 27560

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION